UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On May 23, 2013 we entered into agreements whereby we are offering a total of up to136,500 shares (the “Shares”) of our common stock, par value $.01 per share ("common stock"), directly to Centennial Minerals Company LLC, a Nevada limited liability company (“CMC”), and John E. and Tammi Carrington (“Carrington”) in connection with an amendment to a mineral lease between Mt. Hamilton LLC (“MH-LLC”) and CMC and an amendment to a mineral lease between MH-LLC and Carrington (the “Lease Amendments”) for the payments due by MH-LLC to CMC and Carrington pursuant to those mineral leases. These leases give MH-LLC the right to explore, develop and process ores on certain unpatented claims that are contiguous to the Mt. Hamilton mining project that is owned by MH-LLC. The unpatented mining claims subject to the Lease Amendments currently have no proven and probable reserves and none of the claims are included as part of our currently filed Plan of Operations with the United States Forest Service. We will not receive any cash proceeds from the issuance of the shares.

We entered into the Lease Amendments on May 23, 2013. Previously, CMC and Carrington were entitled to annual lease payments of $80,000 each from MH-LLC on their respective leases. Pursuant to the Lease Amendments, the amount of the cash lease payments due to CMC from MH-LLC have been reduced to $20,000 due June 1, 2013, $20,000 due June 1, 2014, and $40,000 due June 1, 2015. In addition, Solitario has agreed to issue shares of its common stock (to be delivered by Solitario for the benefit of MH-LLC) to CMC as follows: 14,000 shares on or before June 1, 2013 (the “CMC Tranche One Shares”); 14,000 shares on or before June 1, 2014 (the “CMC Tranche Two Shares”); and 28,000 shares on or before June 1, 2015 (the “CMC Tranche Three Shares”). If on the date of delivery the actual value of the CMC Tranche One Shares is less than $20,000, or on the date of delivery the actual value of the CMC Tranche Two Shares is less than $20,000, or on the date of delivery the actual value of the CMC Tranche Three Shares is less than $40,000 (each a “CMC Target Value”), then MH-LLC shall pay the amount of the difference between the actual value and the CMC Target Value to CMC not later than June 15, 2013, June 15, 2014 and June 15, 2015, respectively. Solitario may also elect that the entire amount of the CMC Target Value of any of the CMC Tranche One Shares, the CMC Tranche Two Shares or the CMC Tranche Three Shares be paid in cash in lieu of the delivery of shares (a “CMC Cash Election”). If Solitario makes a CMC Cash Election, MH-LLC shall make the actual cash payment to CMC. The actual value of each of the CMC Tranche One Shares, the CMC Tranche Two Shares and the CMC Tranche Three Shares shall be based on the 20-day average closing price of the applicable shares on the NYSE MKT calculated for the twenty (20) trading days immediately preceding the relevant date. Pursuant to the Lease Amendments, the amount of the cash lease payments due to Carrington from MH-LLC have been reduced to $30,000 due June 1, 2013, $30,000 due June 1, 2014, and $55,000 due June 1, 2015. In addition, Solitario has agreed to issue shares of its common stock (to be delivered by Solitario for the benefit of MH-LLC) to Carrington as follows: 21,000 shares on or before June 1, 2013 (the “Carrington Tranche One Shares”); 21,000 shares on or before June 1, 2014 (the “Carrington Tranche Two Shares”); and 38,500 shares on or before June 1, 2015 (the “Carrington Tranche Three Shares”). If on the date of delivery the actual value of the Carrington Tranche One Shares is less than $30,000, or on the date of delivery the actual value of the Carrington Tranche Two Shares is less than $30,000, or on the date of delivery the actual value of the Carrington Tranche Three Shares is less than $55,000 (each a “Carrington Target Value”), then MH-LLC shall pay the amount of the difference between the actual value and the Carrington Target Value to Carrington not later than June 15, 2013, June 15, 2014 and June 15, 2015, respectively. Solitario may also elect that the entire amount of the Carrington Target Value of any of the Carrington Tranche One Shares, the Carrington Tranche Two Shares or the Carrington Tranche Three Shares be paid in cash in lieu of the delivery of shares (a “Carrington Cash Election”). If Solitario makes a Carrington Cash Election, MH-LLC shall make the actual cash payment to Carrington. The actual value of each of the Carrington Tranche One Shares, the Carrington Tranche Two Shares and the Carrington Tranche Three Shares shall be based on the 20-day average closing price of the applicable shares on the NYSE MKT calculated for the twenty (20) trading days immediately preceding the relevant date. The payments due to CMC from MH-LLC after June 1, 2015 of $80,000 per annum are payable in cash. The payments due to Carrington from MH-LLC after June 1, 2015 of $110,000 per annum are payable in cash and after June 1, 2016 escalate at the rate of $2,000 per year for the term of the lease. Pursuant to the Lease Amendments, MH-LLC may terminate either the CMC or the Carrington leases after June 1, 2015. If MH-LLC terminates either lease Carrington or CMC (or both, if both leases are terminated) have the right to enter into MH-LLC’s Buchanan property at the Mt. Hamilton project to conduct exploration activities, so long as such activities do not unreasonably interfere with MH-LLC’s current or planned activities on the Buchanan property or other properties at the Mt. Hamilton project. If

MH-LLC ceases all activities at the Buchanan property for a period of two years, Carrington has the right to acquire the Buchanan property for nominal consideration, and if Carrington declines to exercise that right, CMC then has the same right. Pursuant to the Lease Amendments, Carrington has provided MH-LLC exclusive mining and mineral rights to an additional 32 mining claims contiguous to the Mt. Hamilton project and MH-LLC and Carrington have agreed to modify MH-LLC’s option to buy-down the existing 4.5% Net Royalty (“NR”) on the Carrington Lease such that it may only be bought down by a maximum of 3.5% to a 1.0 % NR in a series of optional payments now totaling $3,600,000 instead of the previous a maximum buy down of 4.0% NR to a 0.5% NR in a series of optional payments of $3,000,000.

The Lease Amendments provide for future work commitments on the properties subject to the CMC and Carrington leases whereby there is no work commitment for the lease years ending June 1, 2013, June 1, 2014 or June 1, 2015. During each lease year beginning with the lease year that commences on June 1, 2015, MH-LLC shall incur not less than $75,000 of work expenses ($150,000 in the aggregate) in conducting work on each property. Such work will be related to exploration and development activities on the properties subject to the leases.

The Lease Amendments define the term of each lease agreement to be for a period of ten (10) years from June 1, 2005 through the tenth anniversary date (the “Primary Term”) unless sooner terminated or canceled as provided in each lease agreement, and may be extended in equal ten (10) year increments thereafter so long as exploration, development and/or mining activities are ongoing at the end of the Primary Term (or at the end of any subsequent 10-year period), and all other terms and conditions of the agreements are being met.

We entered into a letter agreement with DHI-US on May 23, 2013, with respect to the Lease Amendments pursuant to which DHI-US has acknowledged and agreed to the obligations of MH-LLC to fund the work requirements and cash payments due under the CMC and Carrington leases as amended by the Lease Amendments and to reimburse Solitario for the actual value of any shares of Solitario common stock delivered to CMC or Carrington, up to their Target Value, pursuant to the Lease Amendments.

Solitario has no obligation to issue the Shares until the Shares have been approved for listing by the NYSE MKT and the Toronto Stock Exchange. The Shares are being issued pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-172929), as amended (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2011 and declared effective by the Commission on March 29, 2011 and is described in more detail in a prospectus supplement dated May 23, 2013 and an accompanying base prospectus dated March 29, 2011.

A copy of the opinion of Polsinelli PC relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. Copies of the Lease Amendments are filed herewith as Exhibit 99.1 and 99.2. A copy of the letter agreement with DHI-US is filed herewith as Exhibit 99.3. These exhibits are incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

5.1	Opinion of Polsinelli PC

99.1	Third Amendment to mining lease dated May 23, 2013 between CMC, MH-LLC and Solitario.

99.2	Third Amendment to mining lease dated May 23, 2013 between Carrington, MH-LLC and Solitario.

99.3	Letter agreement between the Company and DHI-US with respect to the Lease Amendments dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 23, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer